                                  EXHIBIT 10-7
                                  ------------

                               SECURITY AGREEMENT


         This SECURITY AGREEMENT (this "AGREEMENT"), dated as of December 15, 2000, is executed by HIGH FALLS BREWING COMPANY, LLC, a limited liability company organized under the laws of New York ("HIGH FALLS"), in favor of THE GENESEE BREWERY, INC., a New York corporation ("GENESEE").

                                R E C I T A L S :

         A. Pursuant to an Asset Purchase Agreement, dated as of August 29, 2000, as amended by Amendment No. 1 dated December 15, 2000 (the "PURCHASE AGREEMENT"), by and between Genesee, as seller, and High Falls, as purchaser, Genesee has agreed to sell to High Falls, and High Falls has agreed to purchase, substantially all of the assets of Genesee's brewing operations on the terms and conditions contained therein.

         B. Genesee has agreed to accept as partial payment for the Purchase Price (as defined in the Purchase Agreement) promissory notes from High Falls totaling $11,000,000 in original principal amount (including High Falls' $3,500,000 First Senior Bridge Note, $3,000,000 Second Senior Bridge Note and $4,500,000 Subordinated Promissory Note, collectively, the "NOTES"), and to provide certain accommodations in connection with a certain production agreement with Boston Brewing, etc., for which High Falls has indemnified Lender pursuant to an Indemnification Agreement of even date herewith (the "INDEMNIFICATION AGREEMENT") subject, among other conditions, to receipt by Genesee of this Security Agreement, duly executed by High Falls, and the perfection of the security interest granted herein to secure any and all obligations and indebtedness to Genesee, whenever arising or with respect to any financial accommodation loans.

                               A G R E E M E N T :

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, High Falls hereby agrees with Genesee as follows:

         1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

                  "ACCOUNT DEBTOR" shall have the meaning given to that term in
Section 3(g).

                  "BOSTON BEER INDEMNIFICATION AGREEMENT" shall mean the Indemnification Agreement between Genesee and High Falls pursuant to which the parties
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                                Page 151 of 272


have agreed to certain indemnification terms in connection with obligations and liabilities under an Amended and Restated Agreement dated as of April 30, 1997 (the "BOSTON BEER AGREEMENT") between Genesee and Boston Brewing Company, Inc., d/b/a The Boston Beer Company, a Massachusetts corporation, for itself and as the sole general partner of Boston Beer Company Limited Partnership, a Massachusetts limited partnership

                  "BOSTON BEER NOTE" shall mean a certain Promissory Note that after the date hereof may be executed and delivered by High Falls to Genesee pursuant to the Boston Beer Indemnification Agreement.

                  "CEPHAS" shall mean Cephas Capital Partners, L.P. and it successors and assigns.

                  "COLLATERAL" shall mean any and all assets of any kind of High Falls excepting real property, but including the Equipment, the Inventory, the Receivables, the Related Contracts and the General Intangibles and all other property not otherwise heretofore described (including, without limitation, all money, certificated securities, uncertificated securities, documents and goods), in which High Falls has an interest now or in the future, and which are now exiting or hereafter created or acquired (including but not limited to any and all bottling lines, equipment or other assets of any kind or interest therein hereafter acquired under the Boston Beer Agreement), together with all proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

                  "EQUIPMENT" shall mean equipment and fixtures (including, without limitation, fermenting/conditioning tanks, brew kettles, bottling line, kegs, furniture, vehicles and other machinery, brewing and office equipment), together with all additions and accessions thereto and replacements therefor;

                  "FIRST SENIOR BRIDGE NOTE" shall mean High Falls' $3,500,000 First Senior Bridge Note issued to Genesee in partial payment of the purchase price due under the Purchase Agreement.

                  "GENERAL INTANGIBLES" shall mean all general intangibles and contract rights of High Falls of any kind or nature whatsoever not otherwise described in any of the other Collateral (including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property;
(ii) all patents, copyrights, trademarks, trade names, service marks and trade dress, including, but not limited to, those described on EXHIBIT A attached hereto, (iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, trade names and service marks, and (iv) all goodwill of High Falls, including, but not limited to, related to the marks described in (ii) above, and the formulae, know-how, label
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                                Page 152 of 272


and bottle designs and other packaging, and research and development related thereto, including, but not limited to, any and all names, insignias, labels, logos, commercial symbols, slogans and other identification schemes, patents, patent applications, copyrights, trademarks, service marks, trade names, trade dress, trade secrets, customer or supplier lists, manuals, operating instructions, permits and franchises and/or applications that may be controlled from time to time by High Falls for use in association with the Marks and/or the products manufactured, marketed and sold by High Falls under its own labels.

                  "GENESEE" shall have the meaning given to that term in the preamble to this Agreement.

                  "HIGH FALLS" shall have the meaning given to that term in the preamble to this Agreement.

                  "INVENTORY" shall mean all inventory (including, without limitation, (i) all ales, finished products, packaging materials, and all other raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by High Falls), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor.

                  "M&T" shall mean Manufacturers and Traders Trust Company, and it successor and assigns.

                  "MARK ANTHONY CELLARS AGREEMENT" shall mean that certain agreement by and between Genesee, as the original party, and Mark Anthony Cellars.

                  "OBLIGATIONS" shall mean any and all obligations, indebtedness or liabilities of Genesee, by or arising under the First Senior Bridge Note, the Second Senior Bridge Note, the Seller Junior Subordinated Note, the Boston Beer Indemnification Agreement and the Boston Beer Note (including all amendments thereto and replacements thereof), and all sums expended by Genesee for protection of its interest such as payments made for taxes, insurance and expenses of collection.

                  "PURCHASE AGREEMENT" shall have the meaning given to that term in Recital A.

                  "RECEIVABLES" shall mean all accounts, chattel paper, instruments, deposit accounts and other rights to the payment of money (including, without limitation, general intangibles and contract rights) (collectively, the "RECEIVABLES") and all contracts, security agreements, leases, guaranties and other agreements evidencing, securing or otherwise relating to the Receivables (including, without limitation, the Related Contracts).

                  "RELATED CONTRACTS" means any and all production contracts for beverages of any kind now existing or hereafter entered into, including, but not limited to, the Boston Beer Agreement, the Mark Anthony Cellars Agreement and the letter agreement dated

September 25, 2000 between UDV North America, Inc. and Genesee, as an original party, and all amendments and modifications thereof.

                  "SECOND SENIOR BRIDGE NOTE" shall mean High Falls' $3,000,000 Second Senior Bridge Note issued to Genesee in partial payment of the purchase price due under the Purchase Agreement.

                  "SELLER JUNIOR SUBORDINATED NOTE" shall mean High Falls' $4,500,000 Subordinated Promissory Note issued to Genesee in partial payment of the purchase price due under the Purchase Agreement.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

         Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

         2. GRANT OF SECURITY INTEREST. As security for the payment and performance of the Obligations, High Falls hereby pledges and assigns to Genesee and grants to Genesee a security interest in all right, title and interest of High Falls in and to the Collateral. This security interest is specifically intended to be a continuing interest and shall cover the Collateral in which High Falls acquires and interest after the date of this Agreement as well as Collateral in which High Falls now has an interest. This security interest shall continue until terminated as described in this Agreement even if all Obligations are paid in full from time to time. Genesee shall have the right to apply the Collateral and any proceeds therefrom to all or any part of the Obligations as and in the order Genesee may elect, whether or not such Obligations are otherwise secured.

         3. PARTIAL RELEASE OF LIEN. Notwithstanding anything to the contrary contained herein, Genesee agrees to release or assign the security interest granted hereunder with respect to certain Sankey equipment and cooperage, together with all related parts, accessories, drawings, plans and related items (whether now existing or hereafter acquired) to Genesee in conjunction with the Closing of High Falls' presently contemplated HUD 108 term loan financing; provided that such equipment to be released and the form and substance of the release or assignment documentation shall be satisfactory to Genesee in its sole discretion.

         4. REPRESENTATIONS AND WARRANTIES. High Falls represents and warrants to Genesee as follows:

                  (a) High Falls is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time High Falls acquires rights in the Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time High Falls acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the
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                                Page 154 of 272


Collateral, other than with respect to the Liens permitted under the First Senior Bridge Note and the Second Senior Bridge Note (the "PERMITTED LIENS").

                  (b) Genesee has (or in the case of after-acquired Collateral, at the time High Falls acquires rights therein, will have) a perfected security interest in the Collateral subject only to the Permitted Liens in favor of M&T, Cephas and the Investors according to the priority therefor set forth in the Intercreditor Agreement.

                  (c) All Equipment and Inventory are (i) located at the locations indicated on EXHIBIT B annexed hereto, (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to High Falls upon receipt. High Falls has exclusive possession and control of the Inventory and Equipment.

                  (d) All Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable).

                  (e) High Falls keeps all records concerning the Receivables and the originals of all Related Contracts at its chief executive office located at the address set forth on EXHIBIT B.

                  (f) High Falls has delivered to Genesee, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper.

                  (g) To the best of High Falls' knowledge, each Receivable is genuine and enforceable against the party obligated to pay the same (an "ACCOUNT DEBTOR"), free from any right of rescission, defense, setoff or discount, other than the rights of distributors to setoff deposits given to High Falls against Receivables.

                  (h) Each insurance policy maintained by High Falls is validly existing and is in full force and effect. High Falls is not in default in any material respect under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy.

         5. COVENANTS. High Falls hereby agrees as follows:

                  (a) High Falls, at High Falls' expense, shall promptly procure, execute and deliver to Genesee all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Genesee may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Genesee therein and the priority of such Lien or to enable Genesee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, High Falls shall (i) procure, execute and deliver to Genesee all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Genesee, (ii) deliver to Genesee promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper and certificated securities and (iii) take such action as may be necessary and requested by Genesee to perfect the lien of Genesee in any Collateral consisting of investment property (including in those jurisdictions where appropriate or where Genesee may otherwise request), causing such liens to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Genesee.

                  (b) High Falls shall not use or permit any Collateral to be used in violation of (i) any material provision of this Agreement, (ii) any applicable Governmental Rule, or (iii) any policy of insurance covering the Collateral.

                  (c) High Falls shall pay promptly when due all taxes and other governmental charges, all Liens (other than Permitted Liens) and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

                  (d) Without thirty (30) days' prior written notice to Genesee, High Falls shall not (i) change High Falls' name or place of business (or, if High Falls has more than one place of business, its chief executive office), or the office in which High Falls' records relating to Receivables or the originals of Related Contracts are kept, (ii) keep Collateral consisting of chattel paper and documents at any location other than its chief executive office set forth on EXHIBIT B; or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth on EXHIBIT B.

                  (e) High Falls shall appear in and defend any action or proceeding which may affect its title to or Genesee's interest in the Collateral.

                  (f) If Genesee gives value to enable High Falls to acquire rights in or the use of any Collateral, High Falls shall use such value for such purpose.

                  (g) High Falls shall keep separate, accurate and complete records of the Collateral, and shall provide Genesee with such records and such other reports and information relating to the Collateral as Genesee may reasonably request from time to time.

                  (h) High Falls shall not surrender or lose possession of (other than to Genesee), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein (other than (i) Inventory sold in the ordinary course of High Falls' business and (ii) purchase money security interests in Equipment, provided that any such purchase money security interests only cover Equipment the acquisition of which was financed by indebtedness which does not exceed the purchase price of the Equipment so financed), and, notwithstanding any provision of the Credit Agreement, High Falls shall keep the Collateral free of all Liens, other than Permitted Liens.

                  (i) High Falls shall type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents not in the
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                                Page 156 of 272


possession of Genesee a legend satisfactory to Genesee indicating that such chattel paper is subject to the security interest granted hereby.

                  (l) High Falls shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by Genesee.

                  (m) High Falls shall comply with all material laws, rules and regulations promulgated by Governmental Authorities applicable to High Falls which relate to the production, possession, operation, maintenance and control of the Collateral (including, without limitation, the Fair Labor Standards Act).

                  (n) High Falls shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Agreement in its lines of business, including fire, public liability, property damage and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to Genesee, (ii) deliver to Genesee from time to time, as Genesee may request, schedules setting forth all insurance then in effect, and (iii) deliver to Genesee copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least fifteen (15) days prior to the expiration of such policy. Genesee shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of High Falls and such policies shall contain such additional endorsements as shall reasonably be required by Genesee. Prior to the occurrence and the continuance of an Event of Default, all proceeds of any property insurance paid as a result of any event or occurrence shall be paid to High Falls. All proceeds of any property insurance paid after the occurrence and during the continuance of an Event of Default shall be paid to Genesee to be held as Collateral and applied as provided in the Purchase Agreement or, at the election of Genesee, returned to High Falls.

                  (o) Without the prior written consent of Genesee, High Falls shall not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several.

         6. AUTHORIZED ACTION BY GENESEE. High Falls hereby irrevocably appoints Genesee as its attorney-in-fact and agrees that Genesee may perform (but Genesee shall not be obligated to, and shall incur no liability to High Falls or any third party for failure to do so) any act which High Falls is obligated by this Agreement to perform, and to exercise such rights and powers as High Falls might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of High Falls relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder;

PROVIDED, HOWEVER, that Genesee may exercise such powers only after the occurrence and during the continuance of an Event of Default. High Falls agrees to reimburse Genesee upon demand for all reasonable costs and expenses, including attorneys' fees, Genesee may incur while acting as High Falls' attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. High Falls agrees that such care as Genesee gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Genesee's possession; PROVIDED, HOWEVER, that Genesee shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

         7. DEFAULT AND REMEDIES. High Falls shall be deemed in default under this Agreement upon the occurrence and during the continuance of an Event of Default under any promissory note evidencing any of the Obligations. In addition to all other rights and remedies granted to Genesee by this Agreement, a Mortgage of even date herewith or any note, the UCC and other applicable Governmental Rules, Genesee may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Genesee's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Agreement; (b) notify any or all Account Debtors to make payments on Receivables directly to Genesee; (c) direct any depository bank or intermediary to liquidate the account(s) maintained by it, pay all amounts payable in connection therewith to Genesee and/or deliver any proceeds thereof to Genesee; (d) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Genesee may determine; (e) require High Falls to assemble the Collateral and make it available to Genesee at a place to be designated by Genesee; (f) enter onto any property where any Collateral is located and take possession thereof with or without judicial process; and (g) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of High Falls under any Related Contracts or otherwise prepare and preserve Collateral for disposition in any commercially reasonable manner and to the extent Genesee reasonably deems appropriate. In furtherance of Genesee's rights hereunder, High Falls hereby grants to Genesee an irrevocable, non-exclusive license (exercisable without royalty or other payment by Genesee) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which High Falls now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored (but only to the extent High Falls is not prohibited from granting such irrevocable, non-exclusive license under applicable law or any material agreement to which it is a party). In any case where notice of any sale or disposition of any Collateral is required, High Falls hereby agrees that seven (7) days notice of such sale or disposition is reasonable.

         8. AUTHORIZATIONS, WAIVERS, ETC.

                  (a) Authorizations. High Falls authorizes Genesee, in its reasonable discretion, without notice to High Falls except as required by applicable law, irrespective of any change in the financial condition of High Falls or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of High Falls hereunder, from time to time to:

                           (i) Exercise any right or remedy Genesee may have
against High Falls or any guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale;

                           (ii) Settle, compromise with, release or substitute
any one or more makers, endorsers or guarantors of the Obligations; and

                           (iii) To, assign the Obligations, this Agreement or
any other credit document in whole or in part.

                  (b) Waivers. High Falls hereby waives:

                           (i) Any right to require Genesee to (A) proceed
against High Falls or any other guarantor of the Obligations, (B) proceed against or exhaust any security received from High Falls or any other guarantor of the Obligations or otherwise marshall the assets of High Falls or (C) pursue any other remedy in Genesee's power whatsoever;

                           (ii) Any defense arising by reason of the application
by High Falls of the proceeds of any borrowing;

                           (iii) Any defense resulting from the absence,
impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Genesee against High Falls, any other guarantor of the Obligations or any security, whether resulting from an election by Genesee to foreclose upon security by non-judicial sale, or otherwise;

                           (iv) Any benefit arising from any setoff or
counterclaim of High Falls or any defense which results from any disability or other defense of High Falls or the cessation or stay of enforcement from any cause whatsoever of the liability of Monroe Brewing (including, without limitation, the lack of validity or enforceability of any note evidencing any of the Obligations, but excluding any set-off asserted by High Falls against the Seller Junior Subordinated Note to the extent permitted therein);

                           (v) Until all Obligations have been fully, finally
and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Genesee or any other Person now has or may hereafter have against High Falls on account of the Obligations, and any benefit of, and any right to participate in, any security now or hereafter received by Genesee or any other Person account of the Obligations;

                           (vi) All presentments, demands for performance,
notices of non-performance, protests, notice of dishonor, and notices of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale;

                           (viii) Any appraisement, valuation, stay, extension,
moratorium redemption or similar law or similar rights for marshalling;

                           (ix) Any defense arising from an election for the
application of Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Obligations; and

                           (x) Any defense based upon any borrowing or grant of
a security interest under Section 364 of the United States Bankruptcy Code. Without limiting the scope of any of the foregoing provisions of this Section 7, High Falls hereby further waives all rights and defenses arising out of an election of remedies by Genesee, even though that election of remedies has destroyed Genesee's rights of subrogation and reimbursement against High Falls

         9. MISCELLANEOUS.

                  (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon High Falls or Genesee under this Agreement shall be in writing and mailed or delivered at his or its respective address first set forth above (or to such other address for each party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the second day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; and (iii) when delivered by hand, upon delivery.

                  (b) Expenses. High Falls shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Genesee in the enforcement or attempted enforcement of this Agreement or in preserving any of Genesee's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting this Agreement or any bankruptcy or similar proceeding involving High Falls). The obligations of High Falls under this Section 8(b) shall survive the payment and performance of the Obligations and the termination of this Agreement.

                  (c) Waivers; Amendments. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by High Falls and Genesee. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Genesee's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (d) Assignments. This Agreement shall be binding upon and inure to the benefit of Genesee, High Falls and their respective successors and assigns, except that High

Falls may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of Genesee.

                  (e) Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (f) Cumulative Rights, Etc.. The rights, powers and remedies of Genesee under this Agreement shall be in addition to all rights, powers and remedies given to Genesee by virtue of any applicable law, rule or regulation of any governmental authority, the Purchase Agreement or any note or other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Genesee's rights hereunder. High Falls waives any right to require Genesee to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Genesee's power.

                  (g) Payments Free of Taxes, Etc. All payments made by High Falls under this Agreement shall be made by High Falls free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, High Falls shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by Genesee, High Falls shall furnish evidence satisfactory to Genesee that all requisite authorizations and approvals by, and notices to and filings with, Governmental Authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

                  (h) High Falls's Continuing Liability. Prior to a foreclosure of Genesee's security interest in the Collateral or the payment in full of the Obligations, notwithstanding any provision of this Agreement or any other credit document or any exercise by Genesee of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral),
(i) High Falls shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) Genesee shall not assume any liability to perform such obligations and duties or to enforce any of High Falls's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).


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
                                Page 161 of 272


         IN WITNESS WHEREOF, High Falls has caused this Agreement to be executed as of the day and year first above written.

                                               HIGH FALLS BREWING COMPANY, LLC

                                               By:   /s/ Samuel T. Hubbard, Jr.
                                                  ------------------------------
                                               Name:  Samuel T. Hubbard, Jr.
                                               Title: President and Manager

                                  EXHIBIT A TO
                               SECURITY AGREEMENT
                               ------------------

                            List of Trademarks, Etc.

                                  EXHIBIT B TO
                               SECURITY AGREEMENT
                               ------------------


LOCATIONS OF COLLATERAL AND CHIEF EXECUTIVE OFFICE See Attachment.